Exhibit 15.2

CONSENT OF TRANSASIA LAWYERS, PRC COUNSEL

April 30, 2019

Sina Corporation

No. 8 SINA Plaza, Courtyard 10,

The West Xibeiwang E. Road, Haidian District

Beijing 100193

People’s Republic of China

Ladies and Gentlemen,

We hereby consent to references to our name by Sina Corporation under the heading “Government Regulation and Legal Uncertainties” and “Contractual Arrangement with VIEs and Their Respective Shareholders” on Form 20-F for the year ended December 31, 2018 (the “Annual Report”), and further consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-36246, No. 333-47720, No. 333-107359, No. 333-129460, No. 333-144890, No. 333-169201 and No. 333-213021). We also consent to the filing of this consent letter with the U.S. Securities and Exchange Commission as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,
For and on behalf of

/s/ TransAsia Lawyers
TransAsia Lawyers